                          RIVERSOURCE BOND SERIES, INC.

                           CERTIFICATE OF DESIGNATION
                         PURSUANT TO MINNESOTA STATUTES,
                            SECTION 302A.401, SUBD. 3

     The undersigned, being the duly elected Secretary of RiverSource Bond Series, Inc., a Minnesota corporation (the Company), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Company on November 12, 2009:

                           APPROVAL OF DESIGNATION OF
                        NEW CLASS WITHIN EXISTING SERIES

          WHEREAS, the articles of incorporation of the Company permit the board of directors (the Board), by resolution, to authorize the issuance of shares of the Company in separate series and classes and to establish the rights and preferences of each such series and class; and

          WHEREAS, the Board previously has adopted resolutions, which have been filed with the Minnesota Secretary of State pursuant to Minn. Stat.
          Section 302A.401, Subd. 3, authorizing the issuance of shares of the Company in the following series and classes and establishing the rights and preferences of such series and classes:

Series                                            Classes Within Series
------                                            ---------------------
RiverSource Floating Rate Fund                    A, B, C, I, R4, R5 and W
RiverSource Income Opportunities Fund             A, B, C, I and R4
RiverSource Inflation Protected Securities Fund   A, B, C, I, R2, R4 and W
RiverSource Limited Duration Bond Fund            A, B, C, I, R4 and W; and

          WHEREAS, the Board wishes to establish a new class of shares within each of the existing series, RiverSource Income Opportunities Fund and RiverSource Inflation Protected Securities Fund; now, therefore, be it

          RESOLVED, That the Board hereby establishes the following new class (the New Class) within each of the existing series, RiverSource Income Opportunities Fund and RiverSource Inflation Protected Securities Fund (each, the Existing Series):

Existing Series                                   New Class Within Existing Series
---------------                                   --------------------------------
RiverSource Income Opportunities Fund             R5, and
RiverSource Inflation Protected Securities Fund
   and further                                    R5;

          RESOLVED, That the Board may from time to time, by resolution duly adopted, change the name of the New Class, with such change to be effective when it is set forth in the prospectus or prospectuses pursuant to which it is offered to the public; and further

          RESOLVED, That the New Class shall be subject to those differences in the amount of distribution costs, shareholder service fees, transfer agent fees, exchange privileges and other aspects as are set out in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged, or as subsequently changed as permitted by law, and in all other manner the New Class shall be the same as any other class; and further

          RESOLVED, That assets identified as relating to the New Class shall belong solely to the shareholders of that class and liabilities, costs and expenses applicable to the New Class shall be obligations solely of that class, it being understood that dividends and distributions may vary between and among classes of the Existing Series to reflect different allocations of liabilities, costs and expenses and the resultant differences in net asset values of the classes; and further

          RESOLVED, That the Existing Series may convert the New Class designation on any share to another class designation automatically in accordance with the terms set forth in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged or as subsequently changed as permitted by law; and further

          RESOLVED, That each share of capital stock of the New Class shall be voted by class (a) as required by the provisions of the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder; (b) when the Board determines that a matter affects the New Class in a materially different way; or (c) when the Board determines a matter affects only one or some of the series or classes of the Company's capital stock, including the New Class; and further

          RESOLVED, That all provisions pertaining to capital stock as set forth in Article III of the Company's articles of incorporation apply to the New Class.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on February 1, 2010.

                                        RIVERSOURCE BOND SERIES, INC.


                                        /s/ Scott R. Plummer
                                        ----------------------------------------
                                        Scott R. Plummer
                                        Secretary

                                        STATE OF MINNESOTA
                                        DEPARTMENT OF STATE
                                               FILED
                                            FEB 04 2010


                                        /s/ Mark Ritchie

                                        Secretary of State